ARTICLES SUPPLEMENT
OF
THE PRUDENTIAL SERIES FUND, INC.



APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND SEPTEMBER 2, 1994 AT 8:23 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.



ORGANIZATION AND               RECORDED                SPECIAL
CAPITALIZATION FEE PAID:       FEE PAID:               FEE PAID:

$______________________        $___20.00_________      $_____________________


                              ____________________
                                    D1484427

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED IN THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND



THE PRUDENTIAL SERIES FUND, INC.
ATTN PATRICIA ENCINAS
213 WASHINGTON STR
NEWARK         NJ 07102


[SEAL]                                                 04903083579
                                                       A463659

RECORDED IN THE RECORDS OF THE
STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION OF MARYLAND IN LIBER, FOLIO

                        THE PRUDENTIAL SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION

                                                                    9-2-94 8:23a

     THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporate Services, 11 East Chase Street, Suite 7C, Baltimore, Maryland 21201 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Board of Directors of the Corporation, by Unanimous Written Consent in Lieu of Meeting on December 8, 1993, duly adopted a resolution classifying or reclassifying two hundred million (200,000,000) unissued shares of capital stock of the Corporation of the par value of $0.01 per share by allocating or reallocating such two hundred million shares so that the total number of shares of authorized capital stock of the Corporation shall be divided among the following classes of capital stock, each class comprising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:

                                             Shares of             Reclassified
                                             Authorized Stock      Shares of
                                             as Previously         Authorized
                                             Classified            Stock
                                             ----------------      -------------

Money Market Portfolio                       300,000,000           250,000,000
Bond Portfolio                               200,000,000           200,000,000
Common Stock Portfolio                       200,000,000           200,000,000
Aggressively Managed Flexible Portfolio      200,000,000           300,000,000
Conservatively Managed Flexible Portfolio    200,000,000           300,000,000
Zero Coupon Bond-1995 Portfolio              100,000,000            50,000,000
Zero Coupon Bond-2000 Portfolio              100,000,000            50,000,000
Zero Coupon Bond-2005 Portfolio              100,000,000            50,000,000
High Yield Bond Portfolio                    100,000,000           100,000,000

Stock Index Portfolio                        100,000,000           100,000,000
High Dividend Stock Portfolio                100,000,000           100,000,000
Natural Resources Portfolio                  100,000,000           100,000,000
Global Equity Portfolio                      100,000,000           100,000,000
Governmental Securities Portfolio            100,000,000           100,000,000
                                             -----------           -----------
Total                                      2,000,000,000         2,000,000,000

The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding each class shall have a pro rata interest in the assets of the Portfolio to which the capital stock of that class relates and shall have no interest in the assets of any other Portfolio.

     (3) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

     (i) Dividends or distributions on shares of any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

     (ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and

Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes the amount to be deemed for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

     (4) The assets belonging to any class of stock shall be charged with liabilities in respect to such class, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the asset values of the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more classes, and as to the allocation of such liabilities or assets to a given class or among several classes.

     (5) With the approval of a majority of the stockholders of each of the affected classes of capital stock, the Board of Directors may transfer the assets of any Portfolio to any other Portfolio. Upon such a transfer, the Corporation shall issue shares of capital stock representing interests in the Portfolio to which the assets were transferres in exchange for all shares of capital stock representing interests in the Portfolio from which the assets were transferred. Such shares be exchanged at their respective net asset values.

     SECOND: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in Article V of the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, on April [ILLEGIBLE], 1994.

                                                THE PRUDENTIAL SERIES FUND, INC.

                                                By: /s/ Mendel Melzer
                                                   -----------------------------
                                                   Mendel Melzer
                                                   Vice President


Attest:

/s/ Thomas C. Castano
---------------------------
Thomas C. Castano
Secretary

     THE UNDERSIGNED, Vice President of THE PRUDENTIAL SERIES FUND,INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                  /s/ Mendel Melzer
                                                  -----------------------------
                                                  Mendel Melzer
                                                  Vice President

                        THE PRUDENTIAL SERIES FUNDS INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION



     THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporate Services, 11 East Chase Street, Suite 7C, Baltimore, Maryland 21201 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Board of Directors of the Corporation, by Unanimous Written Consent in Lieu of Meeting on December 8, 1993, duly adopted a resolution classifying or reclassifying two hundred million (200,000,000) unissued shares of capital stock of the Corporation of the par value of $0.01 per share by allocating or reallocating such two hundred million shares so that the total number of shares of authorized capital stock of the Corporation shall be divided among the following classes of capital stock, each class comprising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:

                                            Shares of            Reclassified
                                            Authorized Stock     Shares of
                                            as Previously        Authorized
                                            Classified           Stock
                                            -----------          -----------
Money Market Portfolio                      300,000,000          250,000,000
Bond Portfolio                              200,000,000          200,000,000
Common Stock Portfolio                      200,000,000          200,000,000
Aggressively Managed Flexible
    Portfolio                               200,000,000          300,000,000
Conservatively Managed Flexible
    Portfolio                               200,000,000          300,000,000
Zero Coupon Bond-1995 Portfolio             100,000,000           50,000,000
Zero Coupon Bond-2000 Portfolio             100,000,000           50,000,000
Zero Coupon Bond-2005 Portfolio             100,000,000           50,000,000
High Yield Bond Portfolio                   100,000,000          100,000,000

Stock Index Portfolio                             100,000,000        100,000,000
High Dividend Stock Portfolio                     100,000,000        100,000,000
Natural Resources Portfolio                       100,000,000        100,000,000
Global Equity Portfolio                           100,000,000        100,000,000
Government Securities Portfolio                   100,000,000        100.000.000
                                                -------------      -------------
Total                                           2,000,000,000      2,000,000,000


The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding each class shall have a pro rata interest in the assets of the Portfolio to which the capital stock of that class relates and shall have no interest in the assets of any other Portfolio.

     (3) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

     (i) Dividends or distributions on shares of any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

     (ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and

Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes the amount to be deemed for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

     (4) The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the asset values of the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more classes, and as to the allocation of such liabilities or assets to a given class or among several classes.

     (5) With the approval of a majority of the stockholders of each of the affected classes of capital stock, the Board of Directors may transfer the assets of any Portfolio to any other Portfolio. Upon such a transfer, the Corporation shall issue shares of capital stock representing interests in the Portfolio to which the assets were transferred in exchange for all shares of capital stock representing interests in the Portfolio from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

     SECOND: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in Article V of the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, on April 21, 1994.




                                            THE PRUDENTIAL SERIES FUND, INC.



                                             By: /s/ MENDEL MELZER
                                                 -----------------------------
                                                 Mendel Melzer
                                                 Vice President




Attest:

     /s/ THOMAS C. CASTANO
-------------------------------
     Thomas C. Castano
     Secretary

     THE UNDERSIGNED, Vice President of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                                 /s/ MENDEL MELZER
                                                 -----------------------------
                                                 Mendel Melzer
                                                 Vice President